Exhibit (h)(7)(xxv)

AMENDMENT NO. 24

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 24, dated as of November 12, 2023 (“Amendment No. 24”), to the Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), Equitable Financial Life Insurance Company of America, Equitable Financial Life and Annuity Company and Equitable Distributors, LLC (collectively, the “Parties”).

The Parties wish to amend the Agreement as follows:

1.	New Portfolios. Effective November 12, 2023, the following Portfolios are hereby added to the Agreement on the terms and conditions contained in the Agreement:

•	EQ/Aggressive Allocation Portfolio

•	EQ/Conservative Allocation Portfolio

•	EQ/Conservative-Plus Allocation Portfolio

•	EQ/Core Plus Bond Portfolio

•	EQ/Moderate Allocation Portfolio

•	EQ/Moderate-Plus Allocation Portfolio

•	Target 2015 Allocation Portfolio

•	Target 2025 Allocation Portfolio

•	Target 2035 Allocation Portfolio

•	Target 2045 Allocation Portfolio

•	Target 2055 Allocation Portfolio

2.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 24 as of the date first set forth above.

	EQ ADVISORS TRUST		EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Walsh	By:	/s/ Kenneth Kozlowski
	Name: Brian Walsh		Name: Kenneth Kozlowski
	Title: Chief Financial Officer and Treasurer		Title: Signatory Officer

EQUITABLE DISTRIBUTORS, LLC		EQUITABLE FINANCIAL LIFE AND ANNUITY COMPANY

By:	/s/ Nicholas Lane	By:	/s/ Shane Daly
	Name: Nicholas B. Lane		Name: Shane Daly
	Title: Chairman of the Board, President and Chief Executive Officer		Title: Vice President and Associate General Counsel

SCHEDULE A

AMENDMENT NO. 24

AMENDED AND RESTATED PARTICIPATION AGREEMENT

1290 VT Convertible Securities Portfolio
1290 VT DoubleLine Opportunistic Bond Portfolio
1290 VT Equity Income Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio
1290 VT GAMCO Small Company Value Portfolio
1290 VT High Yield Bond Portfolio
1290 VT Micro Cap Portfolio
1290 VT Moderate Growth Allocation Portfolio
1290 VT Multi-Alternative Strategies Portfolio
1290 VT Natural Resources Portfolio
1290 VT Real Estate Portfolio
1290 VT Small Cap Value Portfolio
1290 VT SmartBeta Equity ESG Portfolio
1290 VT Socially Responsible Portfolio
ATM International Managed Volatility Portfolio
ATM Large Cap Managed Volatility Portfolio
ATM Mid Cap Managed Volatility Portfolio
ATM Small Cap Managed Volatility Portfolio
EQ/2000 Managed Volatility Portfolio
EQ/400 Managed Volatility Portfolio
EQ/500 Managed Volatility Portfolio
EQ/AB Dynamic Aggressive Growth Portfolio
EQ/AB Dynamic Growth Portfolio
EQ/AB Dynamic Moderate Growth Portfolio
EQ/AB Short Duration Government Bond Portfolio
EQ/AB Small Cap Growth Portfolio
EQ/AB Sustainable U.S. Thematic Portfolio
EQ/Aggressive Growth Strategy Portfolio
EQ/All Asset Growth Allocation Portfolio
EQ/American Century Mid Cap Value Portfolio
EQ/American Century Moderate Growth Allocation Portfolio
EQ/Balanced Strategy Portfolio
EQ/Capital Group Research Portfolio
EQ/ClearBridge Large Cap Growth ESG Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio
EQ/Common Stock Index Portfolio
EQ/Conservative Growth Strategy Portfolio
EQ/Conservative Strategy Portfolio
EQ/Core Bond Index Portfolio
EQ/Emerging Markets Equity PLUS Portfolio
EQ/Equity 500 Index Portfolio
EQ/Fidelity Institutional AM® Large Cap
EQ/Franklin Moderate Allocation Portfolio
EQ/Franklin Rising Dividends Portfolio
EQ/Franklin Small Cap Value Managed Volatility Portfolio
EQ/Global Equity Managed Volatility Portfolio
EQ/Goldman Sachs Growth Allocation Portfolio
EQ/Goldman Sachs Mid Cap Value Portfolio
EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio
EQ/Intermediate Corporate Bond Portfolio
EQ/Intermediate Government Bond Portfolio
EQ/International Core Managed Volatility Portfolio
EQ/International Equity Index Portfolio
EQ/International Managed Volatility Portfolio
EQ/International Value Managed Volatility Portfolio
EQ/Invesco Comstock Portfolio
EQ/Invesco Global Portfolio
EQ/Invesco Global Real Assets Portfolio
EQ/Invesco Moderate Allocation Portfolio
EQ/Invesco Moderate Growth Allocation Portfolio
EQ/Janus Enterprise Portfolio
EQ/JPMorgan Growth Allocation Portfolio
EQ/JPMorgan Growth Stock Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Core Managed Volatility Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Large Cap Growth Managed Volatility Portfolio
EQ/Large Cap Value Index Portfolio
EQ/Large Cap Value Managed Volatility Portfolio
EQ/Lazard Emerging Markets Equity Portfolio
EQ/Long-Term Bond Portfolio
EQ/Loomis Sayles Growth Portfolio
EQ/MFS International Growth Portfolio
EQ/MFS International Intrinsic Value Portfolio
EQ/MFS Mid Cap Focused Growth Portfolio
EQ/MFS Technology Portfolio
EQ/MFS Utilities Series Portfolio
EQ/Mid Cap Index Portfolio
EQ/Mid Cap Value Managed Volatility Portfolio
EQ/Moderate Growth Strategy Portfolio
EQ/Money Market Portfolio
EQ/Morgan Stanley Small Cap Growth Portfolio
EQ/PIMCO Global Real Return Portfolio
EQ/PIMCO Real Return Portfolio
EQ/PIMCO Total Return ESG Portfolio
EQ/PIMCO Ultra Short Bond Portfolio
EQ/Quality Bond PLUS Portfolio
EQ/Small Company Index Portfolio
EQ/T. Rowe Price Health Sciences Portfolio
EQ/Ultra Conservative Strategy Portfolio
EQ/Value Equity Portfolio
EQ/Wellington Energy Portfolio
Equitable Conservative Growth MF/ETF Portfolio
Equitable Growth MF/ETF Portfolio
Equitable Moderate Growth MF/ETF Portfolio
Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Technology Portfolio

EQ/Aggressive Allocation Portfolio
EQ/Conservative Allocation Portfolio
EQ/Conservative-Plus Allocation Portfolio
EQ/Core Plus Bond Portfolio
EQ/Moderate Allocation Portfolio
EQ/Moderate-Plus Allocation Portfolio
Target 2015 Allocation Portfolio
Target 2025 Allocation Portfolio
Target 2035 Allocation Portfolio
Target 2045 Allocation Portfolio
Target 2055 Allocation Portfolio